                                                                    Exhibit 2(g)

                           NOTICE TO OPTIONHOLDERS
                                  UNDER THE
               LILLIPUT GROUP PLC EXECUTIVE SHARE OPTION SCHEME
                           (THE "EXECUTIVE SCHEME")

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To:
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     A takeover offer ("the Offer") was made on 9th September, 1994 by Goldman
     Sachs International on behalf of Stanhome plc ("Stanhome") for the whole of the issued and to be issued ordinary share capital of Lilliput Group plc ("the Company").

     Stanhome has, within 4 months of making the Offer, acquired or contracted to acquire not less than nine-tenths in value of the shares of the Company to which the Offer relates. Stanhome gives notice under rule 6.2 of the Executive Scheme that it now intends to exercise its right under section 429 Companies Act 1985 compulsorily to acquire shares in the Company.

     Pursuant to Rule 6.2 of the Executive Scheme your option will remain exercisable until 12th November, 1994 and shall thereafter lapse and cease to be of any further value.


     Signed [SIGNATURE OF G. WILLIAM SEAWRIGHT APPEARS HERE]
             Director of Stanhome plc

     Date: 11th October, 1994

     All enquiries or communications in connection with the above notice should be addressed to The Royal Bank of Scotland plc, Registrar's Department, New Issues Section, P.O. Box 859, Consort House, East Street, Bedminster, Bristol BS99 1XZ. Telephone number: 0117 937 0666.

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. WHEN CONSIDERING WHAT ACTION YOU SHOULD TAKE, YOU ARE RECOMMENDED IMMEDIATELY TO SEEK YOUR OWN FINANCIAL ADVICE FROM YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER INDEPENDENT FINANCIAL ADVISER AUTHORISED UNDER THE FINANCIAL SERVICES ACT 1986. THIS DOCUMENT SHOULD BE READ IN CONJUNCTION WITH THE ACCOMPANYING FORM OF ACCEPTANCE AND SURRENDER AND THE OFFER DOCUMENT, A COPY OF WHICH HAS ALREADY BEEN SENT TO YOU.

NEITHER THIS DOCUMENT NOR THE OFFER DOCUMENT NOR ANY DOCUMENT IN CONNECTION WITH EITHER MAY BE DISTRIBUTED OR SENT IN, INTO OR FROM, THE UNITED STATES AND DOING SO MAY RENDER INVALID ANY PURPORTED ACCEPTANCE.

                              LILLIPUT GROUP plc,
                      SKIRSGILL, PENRITH, CUMBRIA CA11 0DP

                      TO THE HOLDERS OF OPTIONS UNDER THE
                LILLIPUT GROUP PLC EXECUTIVE SHARE OPTION SCHEME

                                                              11th October, 1994

DEAR OPTIONHOLDER,

         RECOMMENDED CASH OFFER ON BEHALF OF STANHOME PLC ("STANHOME")
                         A SUBSIDIARY OF STANHOME INC.
                                      FOR
                        LILLIPUT GROUP PLC ("LILLIPUT")

I refer to the offer (the "Offer") which has been made on behalf of Stanhome to acquire the whole of the issued and to be issued share capital of Lilliput. A copy of the Offer document was sent to you on 9th September, 1994 and the Offer was declared unconditional in all respects on 3rd October, 1994.

Appendix I to this document sets out the courses of action available to you and Appendix II summarises the tax implications of those courses of action.

In the accompanying letter to you from Stanhome, you will find details of a separate offer to you by Stanhome under which you may surrender your option for a cash payment (the "Proposal"). You will also find a notice of Stanhome's intention to exercise rights of compulsory acquisition pursuant to section 429 of the Companies Act 1985 indicating what will happen to the shares acquired if you choose to exercise your option and do not take up the Proposal.

If you have any questions in respect of the Offer as it affects your option please contact Rob Freestone, the Company Secretary, on 01768 212 670.

THE BOARD OF LILLIPUT, WHICH HAS BEEN SO ADVISED BY NATWEST MARKETS, CONSIDERS THE TERMS OF THE PROPOSAL TO BE FAIR AND REASONABLE.

The decision as to which course of action to take is a matter for you alone. However, failure to take any action may result in your option lapsing and becoming worthless.

                               YOURS SINCERELY,

                  [SIGNATURE OF JOHN A. RUSSELL APPEARS HERE]

                                  J A RUSSELL
                                   CHAIRMAN

STANHOME PLC

                                                              11th October, 1994

To participants in The Lilliput Group plc Executive Share Option Scheme (the "Executive Scheme")

DEAR OPTIONHOLDER,

         RECOMMENDED CASH OFFER ON BEHALF OF STANHOME PLC ("STANHOME")
                         A SUBSIDIARY OF STANHOME INC.
                                      FOR
                        LILLIPUT GROUP PLC ("LILLIPUT")

You will have received a copy of the Offer Document in which it was stated that a cash cancellation proposal would in due course be put to Optionholders under the Lilliput Share Option Schemes who have not exercised their options during the Offer Period. On 3rd October, 1994 the Offer was declared wholly unconditional and Stanhome now controls over 90 per cent. of the issued and to be issued shared capital of Lilliput which is the subject of the Offer. You will see from Appendix I to this document, on page 4 of this document, the alternative courses of action available to holders of options under the Executive Scheme. We are writing to propose to you the separate offer under which you may surrender your option for a cash payment (the "Proposal").

                                  THE PROPOSAL

Under the Proposal, you may elect to surrender your option in return for a cash payment. This may assist Optionholders who do not wish to raise the funds necessary to pay for the exercise of their options to the extent that such exercise is permitted by the rules of the Executive Scheme.

We hereby offer to pay you a cash payment in consideration of the surrender of any option held by you. The cash sum will be calculated by multiplying the number of Lilliput Shares over which such option would be exercisable, were it to be validly exercised on the date upon which the completed Form relating to your option is received, by 160p and deducting therefrom the total subscription price which would have been payable on exercise of the option.

If you accept the Proposal you will avoid the two-stage process of having to exercise your option and subsequently having to sell your shares to Stanhome.

WORKED EXAMPLE OF THE PROPOSAL

An Optionholder who surrenders an option over 10,000 Lilliput Shares exercisable at 135p per Lilliput Share would receive the following consideration under the Proposal:-

                                               (Pounds)
         Cash sum 10,000 X 160p                 16,000
         less     10,000 X 135p                (13,500)
                                                ------
         Net cash sum                            2,500
                                                ======

No account has been taken of any liability to taxation in the above example.

TAXATION

You should note that by electing to surrender your option in accordance with the Proposal you will be subject to income tax in the current year of assessment at your highest marginal rate on the proceeds of surrender of your option (that is, on the net cash sum which you receive). If you were to exercise your option in accordance with the terms of the Executive Scheme, to the extent that such exercise is permitted by the Rules of the Executive Scheme, rather than accept the Proposal, the tax consequences are likely to be essentially the same.

IF YOU ARE IN ANY DOUBT ABOUT YOUR TAX POSITION YOU ARE ADVISED TO CONSULT A PROFESSIONAL TAX ADVISER IMMEDIATELY.

PROCEDURE FOR ACCEPTANCE OF THE PROPOSAL

To accept the Proposal you must complete the accompanying Form. This should be signed and returned with the relevant option certificate as soon as possible, but in any event so as to reach Rob Freestone at Lilliput Group plc, Skirsgill, Penrith, Cumbria CA11 0DP not later than close of business on 12th November, 1994. The Proposal will close at close of business on 12th November, 1994 unless Stanhome has previously agreed to extend this time limit.

SETTLEMENT

SETTLEMENT WILL NOT BE MADE UNTIL AFTER RECEIPT OF A VALID COMPLETED FORM AND YOUR OPTION CERTIFICATE.

IF YOU ACCEPT THE PROPOSAL AND YOUR VALIDLY COMPLETED FORM AND OPTION CERTIFICATE ARE RECEIVED NOT LATER THAN 14TH OCTOBER, 1994 A CHEQUE WILL BE DESPATCHED TO YOU ON OR BEFORE 21ST OCTOBER, 1994. OTHERWISE, CHEQUES WILL BE DESPATCHED NOT LATER THAN 21 DAYS AFTER RECEIPT OF A VALID AND COMPLETED FORM AND YOUR OPTION CERTIFICATE.

                             COMPULSORY ACQUISITION

You will find enclosed a notice of our intention to exercise rights of compulsory acquisition pursuant to section 429 of the Companies Act 1985 as regards all Lilliput Shares. Pursuant to Rule 6.2 of the Executive Scheme your option will remain exercisable until 12th November, 1994 and shall thereafter lapse and cease to be of any further value.

To the extent that options are exercisable under the rules of the Executive Scheme, the Lilliput Shares issued pursuant to such exercise will be compulsorily acquired under section 429 of the Companies Act 1985.

The tax consequences of this course of action are set out in Appendix II to this document.

                               YOURS FAITHFULLY

               [SIGNATURE OF G. WILLIAM SEAWRIGHT APPEARS HERE]

                               FOR STANHOME PLC


               Broadwalk House, 5 Appold Street, London EC2A 2HA

                                   APPENDIX I

1. INTRODUCTION

The definitions set out in Appendix III are used in this description of your rights.

The Offer made on behalf of Stanhome for Lilliput is to pay 160 pence in cash for each Lilliput Share over which an option is held by you.

The following courses of action are open to you under and subject to the Rules of the Executive Scheme:-

(i) you may take up the Proposal set out in the accompanying letter from Stanhome; or

(ii) you may exercise your option and become a Lilliput Shareholder. The Lilliput Shares issued pursuant to such exercise will then be compulsorily acquired by Stanhome. You have a limited period in which to exercise your option if you are permitted to do so under the rules of the Executive Share Scheme. This is explained in paragraph 3 below; or

(iii) you may do nothing in which case your options will lapse on 12th November, 1994 and cease to be of any further value.

The taxation consequences of these courses of action are set out in Appendix
II.

2. THE PROPOSAL

Stanhome is offering you a cash sum in consideration of the cancellation of your option. The terms and conditions of the Proposal are set out in the accompanying letter.

For each Lilliput Share over which an option is held by you in respect of which you accept the Proposal, you will be paid 160p less the exercise price per share of your option.

3. EXERCISE OF OPTIONS

To the extent that you are permitted to exercise your options and become a Lilliput Shareholder, you should be aware that pursuant to Rule 6.2 of the Executive Scheme your right to exercise your options will cease on 12th November, 1994, as Stanhome has exercised its rights under section 429 of the Companies Act 1985 compulsorily to acquire any remaining Lilliput Shares. Any option not exercised by then will lapse and cease to be of any further value.

If you exercise your option the Lilliput Shares issued pursuant to such exercise will be compulsorily acquired on the terms set out in the Offer Document by Stanhome under section 429 of the Companies Act 1985.

Further details of the Offer are given in the Offer Document.

4. IF YOU TAKE NO ACTION

If you take no action, your option will lapse on 12th November, 1994.

5. TAXATION

A summary of the tax implications of the courses of action described above is set out in Appendix II. The precise implications for you will, however, depend on your particular circumstances. If you are in any doubt, you should consult a professional tax adviser.

6. GENERAL

If you have any questions concerning the proposals set out in this document, you should refer them to Rob Freestone at Lilliput.

                                  APPENDIX II

                                   TAXATION

The following is a summary of the likely United Kingdom taxation implications of the courses of action described in this letter for optionholders resident for tax purposes in the United Kingdom. The precise implications for you will, however, depend on your particular circumstances and, if you are in any doubt as to your tax position, you should consult a professional adviser. This applies in particular to any optionholder not resident or ordinarily resident for tax purposes in the United Kingdom.

You should also refer to the taxation paragraphs of the Offer Document for general taxation information relating to the Offer.

1. ACCEPTANCE OF THE PROPOSAL (IE CASH CANCELLATION OF OPTIONS)

If you accept the Proposal you will be subject to income tax on the value of the consideration you receive (that is, the cash sum) in return for cancelling your option.

2. EXERCISE OF OPTIONS AND COMPULSORY ACQUISITION

If you exercise your option you will be subject to income tax on the amount by which the market value of the Lilliput Shares acquired on exercise of your options exceeds the option exercise price.

If you exercise your option, the Lilliput Shares issued pursuant to such exercise will be compulsorily acquired by Stanhome on the terms set out in the Offer Document. You may, depending on your personal circumstances, be liable for Capital Gains Tax, ("CGT").

The amount of any gain chargeable to CGT will be based on the proceeds of sale of your Lilliput Shares less your allowable acquisition costs of those shares. The allowable acquisition cost of your shares will equal the market value of the shares on the date of exercise.

Liability to CGT is particularly dependent on your personal circumstances. You should be aware that if you already hold Lilliput Shares, the disposal of those shares may trigger an overall CGT liability even though some of the shares forming part of the pool have been acquired at full market value.

You will only be liable to CGT to the extent that your total chargeable gains (less allowable capital losses) for the entire tax year 1994/95 exceed the annual exempt amount which is, for individuals, (Pounds)5,800 for the tax year 1994/95.

3. TAX RETURNS

IF YOU HAVE TO PAY INCOME TAX ON MONEY RECEIVED WHEN YOU EXERCISE YOUR OPTION OR ACCEPT THE PROPOSAL YOU MUST GIVE DETAILS OF THE MONEY RECEIVED ON YOUR INCOME TAX RETURN FOR THE TAX YEAR ENDING 5TH APRIL, 1995. IF YOU DO NOT NORMALLY COMPLETE AN INCOME TAX RETURN IT IS INCUMBENT UPON YOU TO DO SO IN RESPECT OF THIS ADDITIONAL INCOME.

YOU ARE STRONGLY ADVISED TO PUT ASIDE SUFFICIENT MONEY TO ENABLE YOU TO MEET THE INCOME TAX WHICH YOU MAY BE REQUIRED TO REPAY IN DUE COURSE.


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

                                  APPENDIX III

1. In this document and the accompanying Form, the following expressions have the following meanings unless the context requires otherwise:-

    "Lilliput Share Option       together, the Executive Scheme and The Lilliput
     Schemes"                    Group plc Savings-Related Share Option Scheme;

    "Form" the Form of Acceptance and Surrender enclosed with this document;

    "Lilliput"                   Lilliput Group plc;

    "Lilliput Shares"            the fully-paid ordinary shares of 5 pence each
                                 in Lilliput;

    "Offer Document"             the offer document dated 9th September, 1994
                                 containing the Recommended Cash Offer;

    "Optionholders"              holders of options under the Executive Scheme;

    "Recommended Cash Offer"     the recommended cash offer made by Goldman
                                 Sachs on behalf of Stanhome to acquire Lilliput
                                 Shares as set out in the Offer Document;

    "Stanhome"                   Stanhome plc, a wholly owned subsidiary of
                                 Stanhome Inc.

    Save as aforesaid, the definitions used in the Offer Documents also apply in this document and the Form.

2. The Form, including the instructions and notes thereon, shall be deemed an integral part of the Proposal.

3. Accidental omission to despatch this document to, or any failure to receive the same by, any person to whom the Proposal is made or should be made, shall not invalidate the Proposal in any way.

4. Acceptances will not be acknowledged. All documents or remittances sent by or to an acceptor, or as he may direct, will be sent through the post at his risk.

5. The Proposal and acceptance shall be governed by and construed in accordance with English law.

6.  All acceptances of the Proposal will be irrevocable.

7. NatWest Markets has given and not withdrawn its consent to the issue of this document with the reference to its name in the form and context in which it appears.

8. The issue of this document has been approved by a duly authorised committee of the Board of Stanhome. The directors of Stanhome accept responsibility for the information contained in this document (other than that relating to Lilliput) and, to the best of the knowledge and belief of such directors (who have taken all reasonable care to ensure that such is the case), the information contained in this document, for which they take responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

9. The issue of this document has been approved by a duly authorised committee of the Board of Lilliput. The directors of Lilliput accept responsibility for the information contained in this document regarding Lilliput and, to the best of the knowledge and belief of such directors (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they take responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

10. So far as the directors of Stanhome and the directors of Lilliput are aware, there has been no material change to the information contained in the Offer Document.

11. The copy of the Rules of the Lilliput Share Option Schemes will be available for inspection at Ashurst Morris Crisp, Broadwalk House, 5 Appold Street, London EC2A 2HA during normal business hours on all weekdays (Saturdays and public holidays excepted) until 12th November, 1994.

12. Goldman Sachs International, a member of The Securities and Futures Authority, has approved the contents of this letter for the purposes of
    Section 57 of the Financial Services Act 1986.

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

                  Printed by RR Donnelley Financial, 39238